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                                                                    EXHIBIT 32.2

                     CERTIFICATION PURSUANT TO 18 U.S.C 1350

     In connection with the Annual Report of Sanderson Farms, Inc. (the "Company") on Form 10-K for the year ended October 31, 2003 (the "Report"), I,
D. Michael Cockrell, Treasurer and Chief Financial Officer of the Company, certify that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ D. Michael Cockrell
----------------------------
D. Michael Cockrell
Treasurer and Chief Financial Officer
December 30, 2003

A signed original of this written statement required by Section 1350 has been provided to Sanderson Farms, Inc. and will be retained by Sanderson Farms, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.